EXHIBIT 21
                                                                ----------




             SUBSIDIARIES OF MECHANICAL TECHNOLOGY INCORPORATED

                                                   Jurisdiction of
                                                   Incorporation or
Subsidiary Name                                    Organization
---------------                                    ----------------

Turbonetics Energy, Inc.                           New York

Ling Electronics, Ltd.                             United Kingdom

MTI International, Inc.                            Guam

Ling Electronics, Inc.                             California